Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, par value $1.00 per share, of Stewart Information Services Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  August 12, 2016

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By: Starboard Value LP,

      its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC

By: Starboard Value LP,

      its manager

STARBOARD VALUE AND OPPORTUNITY C LP

By: Starboard Value R LP,

      its general partner

STARBOARD VALUE R LP

By: Starboard Value R GP LLC,

      its general partner

STARBOARD VALUE LP

By: Starboard Value GP LLC,

      its general partner

STARBOARD VALUE GP LLC By: Starboard Principal Co LP, its member STARBOARD PRINCIPAL CO LP By: Starboard Principal Co GP LLC, its general partner STARBOARD PRINCIPAL CO GP LLC STARBOARD VALUE R GP LLC

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

/s/ Jeffrey C. Smith
JEFFREY C. SMITH
Individually and as attorney-in-fact for Mark R. Mitchell and Peter A. Feld.